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As filed with the  Securities  and  Exchange  Commission  on  November  13, 1995
                                                        Registration No. 33-6643
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               ALLIED Group, Inc.
             (Exact name of registrant as specified in its charter)



         Iowa                                         42-0958655
(State or other jurisdiction of                       (IRS Employer
incorporation or organization)                        Identification No.)



    701 Fifth Avenue, Des Moines, IA                          50391-2000
(Address of Principal Executive Offices)                      (Zip Code)



                ALLIED Group Inc., Nonqualified Stock Option Plan
                            (Full title of the plan)



          Jamie H. Shaffer, 701 Fifth Avenue, Des Moines, IA 50391-2000
                     (Name and address of agent for service)



                                 (515) 280-4211
          (Telephone number, including area code, of agent for service)








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                               Page 1 of 3 pages.




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                 DEREGISTRATION OF 33,135 SHARES OF COMMON STOCK

          On June 18, 1986, ALLIED Group, Inc. (the "Company") registered 150,000 shares of common stock for issuance under the ALLIED Group, Inc. Nonqualified Stock Option Plan (the "Plan") on Registration Statement No. 33-6643. Prior to June 17, 1993, no shares had been issued pursuant to the Plan, leaving 150,000 shares for issuance under Registration Statement No. 33-6643. On June 17, 1993, as a result of a 3-for-2 stock split of the Company's common stock and by operation of Rule 416 promulgated under the Securities Act of 1933, as amended, Registration Statement No. 33-6643 was deemed to cover 225,000 shares of common stock for issuance under the Plan.

         As of October 20, 1995, there remained 97,500 shares of common stock available for issuance in connection with future option grants under the Plan. On October 20, 1995, the Board of Directors amended the Plan to reduce the number of shares of common stock that could be issued in connection with future option grants under the Plan to 64,365 shares. Accordingly, the Company hereby deregisters 33,135 shares (out of 97,500 shares) of common stock.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on November 13, 1995.

                                     ALLIED Group, Inc.

                                     By: /s/ Jamie H. Shaffer
                                         ---------------------------------------
                                         Jamie H. Shaffer, President (Financial)
                                                       and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

       Signature                       Title                         Date
       ---------                       -----                         ----

/s/ Douglas L. Andersen          President (Property-          November 13, 1995
---------------------------        Casualty) (Principal
    Douglas L. Andersen            Executive Officer)

/s/  Jamie H. Shaffer            President (Financial)         November 13, 1995
---------------------------        and Treasurer
     Jamie H. Shaffer              (Principal Executive,
                                   Financial, and
                                   Accounting Officer)

/s/    John E. Evans             Chairman and Director         November 13, 1995
---------------------------
       John E. Evans

---------------------------      Director                      November   , 1995
     James W. Callison

/s/ Harold S. Carpenter          Director                      November 13, 1995
---------------------------
    Harold S. Carpenter

/s/  Charles I. Colby            Director                      November 13, 1995
---------------------------
     Charles I. Colby

---------------------------      Director                      November   , 1995
      Harold S. Evans

---------------------------      Director                      November   , 1995
    Richard O. Jacobson

/s/   John P. Taylor             Director                      November 13, 1995
---------------------------
      John P. Taylor

/s/ William E. Timmons           Director                      November 13, 1995
---------------------------
    William E. Timmons

---------------------------      Director                      November   , 1995
      Donald S. Willis